UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 20, 2015	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation)

4830 West Kennedy Blvd., suite 600, Tampa

Florida, 33609

 (Address of Principal Executive Offices) (Zip Code)

(905) 582-6402
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

SDI Signs Strategic Technology License & Supply Agreement; Receives Initial $500,000 Standing Offer with United Tactical Systems.

Security Devices International Inc. (“SDI” or “the Company”) today announced the signing of a five-year, non-exclusive, renewable Technology License and Supply Agreement (“TLSA”) with United Tactical Solutions (“UTS”) of Chicago, IL. UTS are a global provider of specialized less-lethal solutions, with an extensive U.S. customer base, and international customers in dozens of countries.

Under the terms of the TLSA, UTS will purchase volume quantities of SDI’s full range of products for private labeling and re-sale under the UTS Conflict Defense Solutions (“CDS”) brand. Sales will be through the global UTS network of more than 6,000 customers across military, law enforcement and correctional services agencies. The TLSA includes an initial Standing Offer from UTS for US$500,000 as a contracting vehicle for volume purchases, with related provisions that guarantee minimum annual quantity purchases. The TLSA also provides SDI with access to the UTS training network of more than 100 less-lethal trainers for end-user certification on SDI products within these agencies. Such training and certification is a major factor in customer up-take and adoption of the Company’s products.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release Dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL INC.

Dated: April 20, 2015	/s/ Allen Ezer
Name: Allen Ezer
Title: Exec. VP